Press Release	Source: Legend Media Inc.

Noble Quests Announces Name Change to Legend Media

Monday February 25, 11:09 am ET

BEIJING, Feb. 25, 2008 (PRIME NEWSWIRE) -- Noble Quests Inc. (OTC BB:NBLQ.OB - News), a leading Chinese media services firm, announced today that the Company’s name has changed to Legend Media Inc. (OTC BB:LEGE.OB - News), reflecting the unique services offered to its customers including brand management, media studies and media projects. The stock will continue to trade on the Electronic Bulletin Board under the new trading symbol “LEGE.”

About Legend Media, Inc.

Legend Media Inc., through its wholly owned subsidiary Well Chance Investments Limited (“Well Chance”), intends to build a leading consumer advertising network in China that reaches consumers through multiple advertising mediums, with a specific, near-term focus on radio. Well Chance is run by its world-class Executive Team, Advisory Board, and Board of Directors. These teams have helped to establish a network of partners in China and the United States that are actively working to build the company's customer base, refine its business development strategies, and identify additional acquisition candidates. Well Chance leverages these partners to manage its relationships with major national and international advertising agencies, while local operators focus on maintaining radio station and advertiser relationships within their local markets. Well Chance currently has several Letters of Intent for acquisitions in place which they expect to close in the first quarter of 2008.

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements,”' as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Since the forward-looking statements relate to future developments, results or events, these statements are highly speculative and involve risks, uncertainties and assumptions that are difficult to assess. You should not construe any of these statements as a definitive or invariable expression of what will actually occur or result. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release and the Company and Well Chance assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that those beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company’s periodic reports filed from time to time with the Securities and Exchange Commission and available at http://www.sec.gov.

Contact:
Legend Media, Inc.
Jeffrey Dash
(702) 370-4249
j.dash@legend-media.com
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Source: Legend Media Inc.